Exhibit 77M for AXP(R) Variable Portfolio- Investment Series, Inc.

Merger of AXP(R) Variable Portfolio - Blue Chip Advantage Fund and AXP(R) Variable Portfolio - Stock Fund into AXP(R) Variable Portfolio - Capital Resource Fund

On July 9, 2004, AXP(R) Variable Portfolio - Blue Chip Advantage Fund and AXP(R) Variable Portfolio - Stock Fund (the Selling Funds), each a series of AXP(R) Variable Portfolio- Investment Series, Inc. (the Corporation), merged into AXP(R) Variable Portfolio - Capital Resource Fund (the Buying Fund), a series of the same corporation.

Board action: Board members of the Corporation, at a meeting held on January 7-8, 2004, approved the Agreement and Plan of Reorganization (Agreement). The Board determined that participation in the reorganization was in the best interests of each Fund and that the interests of existing contract holders of each Fund would not be diluted as a result of the reorganization.

Shareholder approval: The contract holders of each Selling Fund approved an Agreement between the respective Selling Fund and the Buying Fund at a special meeting held on June 9, 2004.

Terms of the Reorganization: Under the Agreement, each Selling Fund transferred all of its assets to the Buying Fund in exchange for shares of the Buying Fund. Those shares were distributed proportionately to the shareholders (the separate accounts sponsored by IDS Life Insurance Company) of the respective Selling Funds. The Buying Fund assumed the liabilities of each Selling Fund. Neither the Selling Funds nor the contract holders whose contract values were allocated to a subaccount investing in a Selling Fund paid any sales charge in connection with the distribution of shares. American Express Financial Corporation agreed to bear the costs of effecting the Reorganization.


Merger of IDS Life Series Equity Portfolio into AXP(R) Variable Portfolio - Capital Resource Fund

On July 9, 2004, IDS Life Series Equity Portfolio (the Selling Fund), a series of IDS Life Series Fund, Inc. (the Selling Corporation), merged into AXP(R) Variable Portfolio - Capital Resource Fund (the Buying Fund), a series of AXP(R) Variable Portfolio- Investment Series, Inc. (the Buying Corporation).

Board action: Board members of the Selling Corporation, at a meeting held on January 26, 2004, and Board members of the Buying Corporation, at a meeting held on January 7-8, 2004, approved the Agreement and Plan of Reorganization (Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing contract holders of the respective Fund would not be diluted as a result of the reorganization.
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Shareholder approval: The contract holders of the Selling Fund approved an
Agreement between the Selling Fund and the Buying Fund at a special meeting held on June 9, 2004.

Terms of the Reorganization: Under the Agreement, the Selling Fund transferred all of its assets to the Buying Fund in exchange for shares of the Buying Fund. Those shares were distributed proportionately to the shareholders (the separate accounts sponsored by IDS Life Insurance Company) of the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. Neither the Selling Fund nor the contract holders whose contract values were allocated to a subaccount investing in a Selling Fund paid any sales charge in connection with the distribution of shares. American Express Financial Corporation agreed to bear the costs of effecting the Reorganization.

Effective July 9, 2004, AXP Variable Portfolio - Capital Resource Fund changed its name to AXP Variable Portfolio - Large Cap Equity Fund.


Merger of IDS Life Series International Equity Portfolio into AXP(R) Variable Portfolio - International Fund

On July 9, 2004, IDS Life Series International Equity Portfolio (the Selling
Fund), a series of IDS Life Series Fund, Inc. (the Selling Corporation), merged into AXP(R) Variable Portfolio - International Fund (the Buying Fund), a series of AXP(R) Variable Portfolio- Investment Series, Inc. (the Buying Corporation).

Board action: Board members of the Selling Corporation, at a meeting held on January 26, 2004, and Board members of the Buying Corporation, at a meeting held on January 7-8, 2004, approved the Agreement and Plan of Reorganization (Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing contract holders of the respective Fund would not be diluted as a result of the reorganization.

Shareholder approval: The contract holders of the Selling Fund approved an Agreement between the Selling Fund and the Buying Fund at a special meeting held on June 9, 2004.

Terms of the Reorganization: Under the Agreement, the Selling Fund transferred all of its assets to the Buying Fund in exchange for shares of the Buying Fund. Those shares were distributed proportionately to the shareholders (the separate accounts sponsored by IDS Life Insurance Company) of the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. Neither the Selling Fund nor the contract holders whose contract values were allocated to a subaccount investing in a Selling Fund paid any sales charge in connection with the distribution of shares. American Express Financial Corporation agreed to bear the costs of effecting the Reorganization.

Effective July 9, 2004, AXP Variable Portfolio - International Fund changed its name to AXP Variable Portfolio - Threadneedle International Fund.